As filed with the Securities and Exchange Commission on February 26, 2004

Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0485570 (I.R.S. Employer Identification No.)

529 Almanor Avenue Sunnyvale, California (Address of principal executive offices)	94085 (Zip Code)

Atheros Communications, Inc. 2004 Stock Incentive Plan,

Atheros Communications, Inc. 2004 Employee Stock Purchase Plan, and

1998 Stock Incentive Plan

(Full title of the plans)

Dr. Craig H. Barratt President and Chief Executive Officer Atheros Communications, Inc. 529 Almanor Avenue Sunnyvale, CA 94085 (Name, address and telephone number of agent for service)	Copy to: Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Stock Incentive Plan	2,553,830	$17.30	$ 44,181,259	$ 5,598

Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Employee Stock Purchase Plan	750,000	$17.30	$ 12,975,000	$ 1,644

Outstanding options to purchase shares of Common Stock, par value $0.0005 per share	8,694,098(4)	$17.30	$150,407,895	$19,057

Total Registration Fee	N/A	N/A	N/A	$26,299

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 24, 2004.
(4)	Represents shares subject to outstanding options granted under the 1998 Stock Incentive Plan. Options that expire, terminate or are cancelled prior to exercise will be made available for issuance under the 2004 Stock Incentive Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Program Annual Information.*

*        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)        Registrant’s prospectus dated February 11, 2004 and filed on February 12, 2004 pursuant to Rule 424(b)(1) of the Securities Act (File No. 333-110807), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b)        The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on January 30, 2003 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop LLP, Palo Alto, California.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807) (the “Form S-1 Registration Statement”)) and Article 5 of the Registrant’s Bylaws (Exhibit 3.4 to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has entered into Indemnification Agreements (Exhibit 10.1 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them

1

against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

99.3***	1998 Stock Incentive Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
***	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).

Item 9.	Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sunnyvale, State of California, on the 25th day of February, 2004.

ATHEROS COMMUNICATIONS, INC.

By	/s/ Craig H. Barratt

Craig H. Barratt President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig H. Barratt and Jack R. Lazar and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig H. Barratt Craig H. Barratt	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2004

/s/ Jack R. Lazar Jack R. Lazar	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2004

/s/ John L. Hennessy John L. Hennessy	Chairman of the Board	February 25, 2004

/s/ Teresa H. Meng Teresa H. Meng	Director	February 25, 2004

/s/ Forest Baskett Forest Baskett	Director	February 25, 2004

/s/ William B. Elmore William B. Elmore	Director	February 25, 2004

/s/ Marshall L. Mohr Marshall L. Mohr	Director	February 25, 2004

/s/ Andrew S. Rappaport Andrew S. Rappaport	Director	February 25, 2004

4

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

99.3***	1998 Stock Incentive Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
***	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).